Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Procept, Inc. on Form S-3 (File No. 333-09987) and Form S-8 (File Nos. 33-76252, 33-81394, 33-81392, 333-06035, 333-36145, 333-36147 and 333-36149) or our report dated February 26, 1998, on our audits of the financial statements of Procept, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Selected Financial Data".

                                                        COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 30, 1998